Exhibit 10.8

Rodman & Renshaw Capital Group, Inc.

Paul Revere Lock-Up Agreement

November 1, 2011

Rodman & Renshaw Capital Group, Inc.

1251 Avenue of the Americas

New York, NY 10020

Attn: General Counsel

Re: Rodman & Renshaw Capital Group, Inc. – Lock-Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you at your request in connection with the Securities Purchase Agreement (the “Purchase Agreement”) dated October 31, 2011 and entered into by Rodman & Renshaw Capital Group, Inc. (the “Company”) with respect to the issuance by the Company of (i) 10% senior secured convertible debentures (the “Debentures”) which will, among other things, be convertible into shares of Common Stock (as defined below) and (ii) warrants which will be exercisable to purchase shares of Common Stock. “Common Stock” means (i) the shares of common stock, $0.001 par value per share, of the Company and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

The undersigned represents and warrants that the undersigned has beneficial ownership (whether sole or shared), within the meaning of Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, of 12,711,683 shares of Common Stock.

Except for the foregoing specified shares of Common Stock, the undersigned has no direct or indirect interest in any securities of, or related to, the Company.

The undersigned agrees with the Company that until at least 50% of the original principal amount of all the Debentures issued pursuant to the Purchase Agreement no longer remain outstanding (such date, the “Trigger Date”)", the undersigned will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” (each within the meaning of Section 16 of the 1934 Act and the rules and regulations of the SEC promulgated thereunder) with respect to any securities of the Company that are owned, directly or indirectly, by the undersigned (including holding as a custodian) or with respect to which the undersigned has any beneficial ownership within the rules and regulations of the SEC or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company that are owned, directly or indirectly, by the undersigned (including holding as a custodian) or with respect to which the undersigned has any beneficial ownership within the rules and regulations of the SEC, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (collectively, the “Undersigned’s Shares”, and such transactions, the “Restricted Transactions”).

During the period commencing on the Trigger Date and ending on the date no Debentures remain outstanding, neither the undersigned nor any of the Other Lock-Up Parties, individually or in the aggregate, directly or indirectly, shall in any calendar month enter into or effectuate one or more Restricted Transactions involving an aggregate of more than 20% of the prior calendar month’s aggregate trading volume (as reported by Bloomberg, L.P.) of the Common Stock on the Trading Market (as defined in the Purchase Agreement) in which the Common Stock is listed or designated for quotation as of such date of determination. “Other Lock-Up Parties” means, collectively, (i) all the other Persons (as defined in the Purchase Agreement) listed on Schedule 3.1(p) to the Purchase Agreement who have entered into the agreements set forth on such schedule, (ii) all the Persons who agree to be bound in writing by the restrictions set forth in such agreements and (iii) all the Persons who agree to be bound in writing by the restrictions set forth in this Lock-Up Agreement.

The foregoing restriction is expressly agreed to and precludes the undersigned or any affiliate of the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any of the Undersigned’s Shares (or any shares equivalent in number to any of such Shares) even if the Undersigned’s Shares (or such shares) would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares or their economic equivalent.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing as to such trust by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) and (ii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop-transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. Neither this Lock-Up Agreement nor any provision hereof may be amended, terminated or waived in any manner or respect.

This Lock-Up Agreement is the entire agreement between the parties concerning the subject matter contained herein and supersedes all prior agreements and understandings, whether or not written, with respect to such subject matter. This Lock-Up Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

For clarification purposes and without limiting anything contained herein, this Lock-Up Agreement applies to all securities of the Company as to which the undersigned (i) has record or beneficial ownership (whether sole or shared), (ii) acquires record or beneficial ownership (whether sole or shared) after the date hereof or (iii) has a direct or indirect pecuniary interest (within the meaning of Section 16 of the 1934 Act and the rules and regulations of the SEC promulgated thereunder).

To the extent that the undersigned owns or controls, directly or indirectly, shares of Common Stock (including, without limitation, through any entity) or interests, directly or indirectly, in any entity that owns directly or indirectly any shares of Common Stock, the undersigned agrees that (i) this Lock-Up Agreement shall apply to such shares of Common Stock and any interest in any such entity, (ii) the undersigned shall cause such shares of Common Stock to be held and treated fully in accordance with the terms and conditions of this Lock-Up Agreement so that this Lock-Up Agreement is applicable to such shares of Common Stock, and (iii) the undersigned shall cause such interest to be held and treated fully in accordance with the terms and conditions of this Lock-Up Agreement so that this Lock-Up Agreement is applicable to such interests.

For the purposes of this Lock-Up Agreement, the undersigned shall be deemed to mean Paul Revere, LLC.

[signature page follows]

Very truly yours,

______________________________

Exact Name of Stockholder

______________________________

Authorized Signature

______________________________

Title

Agreed to and Acknowledged:

Rodman & Renshaw Capital Group, INC.

By:	_______________________
Name:
Title: